December 27, 2012

The Dreyfus/Laurel Funds, Inc.
200 Park Avenue
New York, NY 10166

Ladies and Gentlemen:

We have acted as counsel to The Dreyfus/Laurel Funds, Inc., a Maryland corporation (the

“Company”), in connection with Post-Effective No. 128 (the “Post-Effective Amendment”) to the Company’s registration statement on Form N-1A (File Nos. 033-16338; 811-05202) (the “Registration Statement”), to be filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about December 27, 2012, registering an indefinite number of Class A, Class C and Class I shares of common stock of Dreyfus Core Equity Fund (the “Fund”), a series of the Company (the “Shares”) under the Securities Act of 1933, as amended (the “Securities Act”).

     This opinion letter is being delivered at your request in accordance with the requirements of paragraph 29 of Schedule A of the Securities Act and Item 28(i) of Form N-1A under the

Securities Act and the Investment Company Act of 1940, as amended (the “Investment Company Act”).

     For purposes of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the prospectus and statement of additional information (collectively, the “Prospectus”) filed as part of the Post-Effective Amendment;
(ii)	the Company’s articles of incorporation, as amended and supplemented, and bylaws in effect as of the date of this opinion letter; and
(iii)	the resolutions adopted by the board of directors of the Company relating to the Post-Effective Amendment and the authorization for issuance and sale of the Shares.

We also have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinions, we have relied on a certificate of an officer of the Company. We have not independently established any of the facts on which we have so relied.

     For purposes of this opinion letter, we have assumed the accuracy and completeness of each document submitted to us, the genuineness of all signatures on original documents, the

The Dreyfus/Laurel Funds, Inc.
December 27, 2012

authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed, or photostatic copies thereof, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have further assumed the legal capacity of natural persons, that persons identified to us as officers of the Company are actually serving in such capacity and that the representations of officers of the Company are correct as to matters of fact. We have also assumed that, as of any date of determination, the number of outstanding Shares of the Fund and classes will not exceed the number of such Shares authorized to be issued under the Company’s charter. We have not independently verified any of these assumptions.

     The opinions expressed in this opinion letter are based on the facts in existence and the laws in effect on the date hereof and are limited to the Maryland General Corporation Law and the provisions of the Investment Company Act that are applicable to equity securities issued by registered open-end investment companies. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of any other laws.

     Based upon and subject to the foregoing, it is our opinion that when issued and paid for by the purchasers upon the terms described in the Post-Effective Amendment and the Prospectus, the Shares to be issued pursuant to the Post-Effective Amendment will be validly issued, fully paid and nonassessable.

     This opinion is rendered solely in connection with the filing of the Post-Effective Amendment and supersedes any previous opinions of this firm in connection with the issuance of Shares. We hereby consent to the filing of this opinion with the Commission in connection with the Post-Effective Amendment and to the reference to this firm’s name under the heading “Counsel and Independent Registered Public Accounting Firm” in the Prospectus. In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration

Statement or Prospectus within the meaning of the term “expert” as used in Section 11 of the

Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ K&L Gates LLP